As filed with the Securities and Exchange Commission on March 5, 2015

Registration No._____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota	95-3409686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3505 West Sam Houston Parkway North Suite 400 Houston, TX 77043
(Address of principal executive offices and zip code)

(281) 618-0400
(Registrant’s telephone number, including area code)

Alisa Johnson
3505 West Sam Houston Parkway North, Suite 400
Houston, TX 77043
(281) 618-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David F. Taylor
Michelle Adams Earley
Locke Lord LLP
600 Travis Street, Suite 2800
Houston, Texas 77002
(713) 226-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum offering price	Amount of registration fee
Common Stock, no par value	(2)	(2)	(2)	(2)
Preferred Stock, $.01 par value
Debt Securities
Warrants
Units (3)

(1)
The amount of securities registered hereunder shall be deemed to include any additional securities issuable as a result of any stock split, stock dividend or other similar transaction and such indeterminate number of shares of the common stock and preferred stock as shall be issuable upon conversion of any preferred stock or debt securities registered hereby which are convertible into such common stock or preferred stock.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

Prospectus

Helix Energy Solutions Group, Inc.

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units

We may offer and sell from time to time in one or more offerings:

(1) common stock, no par value;

(2) preferred stock, $.01 par value, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

(3) unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock;

(4) warrants to purchase our debt securities, preferred stock and common stock, which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; and

(5) units that include any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.

You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “HLX.”

Investing in our securities involves risks.  You should carefully consider the risk factors beginning on page 4 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2015.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.  We have not authorized anyone else to provide you different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by reference to the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”  If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved.  Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part because that representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in that agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

As used in this prospectus, “we,” “us,” “our,” and “Helix” means Helix Energy Solutions Group, Inc. and, where the context requires, includes our operating subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.HelixESG.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 18, 2015;

•	Our definitive Proxy Statement for our Annual Meeting of Shareholders held on Thursday, May 1, 2014 filed with the SEC on March 21, 2014; and

•
The description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations
Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North
Suite 400
Houston, TX 77043
(281) 618-0400

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements that contain forward-looking information regarding Helix Energy Solutions Group, Inc. and represent our expectations and beliefs concerning future events.   This forward looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  All statements, included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as

“achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which is subject to change;
•
statements relating to the construction, upgrades or acquisition of vessels or equipment and any anticipated costs related thereto, including the construction of our Q5000 and Q7000 vessels and the construction of two chartered vessels to be used in connection with our contracts to provide well intervention services offshore Brazil;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital or other financial items;
•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;
•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;
•	statements regarding the collectability of our trade receivables;
•	statements regarding anticipated developments, industry trends, performance or industry ranking;
•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;
•	statements related to our ability to retain key members of our senior management and key employees;
•	statements related to the underlying assumptions related to any projection or forward-looking statement; and
•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements.  These factors include, among other things:

•	impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;
•
unexpected delays in the delivery or chartering of new vessels for our well intervention and robotics fleet, including the Q5000, the Q7000, the Grand Canyon II and the Grand Canyon III, and the two newbuild chartered vessels to be used to perform contracted well intervention work in Brazil;

•	unexpected future capital expenditures (including the amount and nature thereof);
•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;
•	the results of our continuing efforts to control costs and improve performance;
•	the success of our risk management activities;
•	the effects of competition;
•	the impact of current and future laws and governmental regulations, including tax and accounting developments;
•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the effectiveness of our current and future hedging activities;
•	the long-term availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations;
•	the effects of our indebtedness;
•	the potential impact of a loss of one or more key employees; and
•	the impact of general, market, industry or business conditions.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in Item 1A of our Annual Reports on Form 10-K, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made and, other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

HELIX ENERGY SOLUTIONS GROUP, INC.

Helix was incorporated in the state of Minnesota in 1979.  We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations.  We seek to provide services and methodologies that we believe are critical to developing offshore reservoirs and maximizing production economics.  Our “life of field” services are segregated into four disciplines: well intervention, robotics, production facilities and subsea construction.  We primarily conduct operations in the Gulf of Mexico, North Sea, Asia Pacific and West Africa regions.

Our focus is on growing our well intervention and robotics businesses.  We believe that focusing on these services will deliver quality long-term financial returns.  We are making strategic investments that expand our service capabilities or add capacity to existing services in our key operating regions.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “HLX.”

Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 and our telephone number is (281) 618-0400.  We maintain a website at http://www.HelixESG.com.  Information contained on this website does not constitute part of this prospectus or any prospectus supplement, and you should rely only on the information contained in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus and any prospectus supplement when making a decision whether to invest in our securities.

RISK FACTORS

An investment in our securities involves risks.  You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10- Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors.  If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities.  We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,
	2014	2013	2012		2011	2010
Ratio of Earnings to Fixed Charges	6.0	3.4	---	(a)	1.0	1.0

(a)
For the year ended December 31, 2012, Helix recorded a loss. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $123.1 million in 2012 to achieve coverage of 1:1 in that year.

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt issue costs and discount, and an estimate of the interest within rental expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the periods indicated on a consolidated basis:

	Year Ended December 31,
	2014	2013	2012		2011	2010
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	6.0	3.4	---	(a)	1.0	1.0

(a)
For the year ended December 31, 2012, Helix recorded a loss. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $123.1 million in 2012 to achieve coverage of 1:1 in that year.

In calculating the ratio of earnings to combined fixed charges and preferred dividends, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt issue costs and discount, and an estimate of the interest within rental expense. “Preferred dividends” represent the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities.

DESCRIPTION OF OUR CAPITAL STOCK

Preferred Stock

The following is a description of general terms and provisions of our preferred stock.  The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.  All of the terms of the preferred stock are, or will be, contained in our articles of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding.  Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;
•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and
•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	preferential rights to receive dividends, if any
•	the preference rights to assets upon liquidation, if any;
•	the rights of conversion into common stock or other securities, if any;

•	any redemption or sinking fund provisions;
•	the voting rights, if any; and
•	the terms of any other preferences, limitations or relative rights, if any, applicable.

The preferred stock, when issued, will be fully paid and nonassessable.

Common Stock

Our articles of incorporation authorizes the issuance of up to 240,000,000 shares of common stock, no par value.  As of February 27, 2015, there were 105,909,633 shares of common stock issued and outstanding.  We do not have any shares of common stock held in treasury.  Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote.  Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose.  In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).  The holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights.  All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

DESCRIPTION OF OUR DEBT SECURITIES

In this Description of Our Debt Securities, references to “us,” “we,” or “our” are to Helix Energy Solutions Group, Inc. and not our subsidiaries or affiliates.

We may issue debt securities from time to time in one or more series.  The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities.  The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee.  A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the price or prices at which the debt securities will be issued;
•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;
•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;
•	any conversion or exchange features;
•	if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;
•
if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•
the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;
•
whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;
•	whether any of the debt securities will be issued as original issue discount securities;
•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;
•
if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and
•	any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock.  Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities.  Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent, which we refer to as the Warrant Agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;
•	the designation, principal amount and terms of debt securities that may be purchased upon exercise of a warrant, and the price at which the debt securities may be purchased upon exercise;
•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;
•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;
•
the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants.

DESCRIPTION OF UNITS

We may issue units that include senior or subordinated debt securities, preferred stock, common stock or other securities.  Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.  The prospectus supplement relating to a particular issue of units will describe the terms of those units.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries appearing in Helix Energy Solutions Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Helix Energy Solutions Group, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2012 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Helix in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$ *
Accounting fees and expenses	+
Legal fees and expenses	+
Printing expenses	+
Trustee fees and expenses	+
Miscellaneous fees and expenses	+
Total	$ +

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

+	Estimated expenses are not currently known.

Item 15.     Indemnification of Directors and Officers

Our articles of incorporation contain a provision that eliminates, to the extent currently allowed under the Minnesota Business Corporation Act, or MBCA, the personal monetary liability of a director to us and our shareholders for breach of fiduciary duty of care as a director, except in certain circumstances, such as breach of the duty of loyalty.  If a director of Helix were to breach such fiduciary duty of care in performing duties as a director, neither we nor our shareholders could recover monetary damages from the director, and the only course of action available to our shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care.  To the extent certain claims against directors are limited to equitable remedies, this provision of our articles of incorporation may reduce the likelihood of derivative litigation against directors for breach of their fiduciary duty of care. Additionally, equitable remedies may not be effective in many situations.  If a shareholder’s only remedy is to enjoin the completion of the board of directors’ action, this remedy would be ineffective if the shareholder does not become aware of a transaction or event until after it has been completed. In such a situation, such shareholder would not have effective remedy against the directors.

Our by-laws require us to indemnify our directors and officers who are made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met including that the person has acted in good faith. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Our by-laws contain detailed terms regarding such rights of indemnification and reference is made thereto for a complete statement of such indemnification rights. To the extent our by-laws with respect to any indemnification provision are invalidated, then the remaining indemnification provisions remain applicable and we are required to indemnify directors and officers to the fullest extent permitted under Minnesota law.

All of the foregoing indemnification provisions include statements that such provisions are not to be deemed exclusive of any other right to indemnity to which a director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Item 16.     Exhibits

Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)     To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 5, 2015.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Owen Kratz, Anthony Tripodo, and Alisa Johnson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Owen Kratz	President, Chief Executive Officer and Director	March 5, 2015
Owen Kratz	(Principal Executive Officer)

/s/ Anthony Tripodo	Executive Vice President and Chief Financial Officer	March 5, 2015
Anthony Tripodo	(Principal Financial Officer)

/s/ James M. Hall	Chief Accounting Officer	March 5, 2015
James M. Hall	(Principal Accounting Officer)

/s/ John V. Lovoi	Director	March 5, 2015
John V. Lovoi

/s/ T. William Porter	Director	March 5, 2015
T. William Porter

/s/ Nancy K. Quinn	Director	March 5, 2015
Nancy K. Quinn

/s/ Jan A. Rask	Director	March 5, 2015
Jan A. Rask

/s/ William L. Transier	Director	March 5, 2015
William L. Transier

/s/ James Watt	Director	March 5, 2015
James Watt

INDEX TO EXHIBITS

Exhibits	Description	Filed or Furnished Herewith or Incorporated by Reference from the Following Documents (Registration or File Number)

1.1	Form of Underwriting Agreement	*
4.1	Form of Common Stock certificate.	Exhibit 4.7 to the Form 8-A filed on June 30, 2006 (001-32936)
4.2	Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of August 16, 2000.	Exhibit 4.4 to the 2001 Form 10-K filed on March 28, 2002 (000-22739)
4.3	Amendment No. 1 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of January 25, 2002.	Exhibit 4.9 to the 2002 Form 10-K/A filed on April 8, 2003 (000-22739)
4.4	Amendment No. 2 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of November 15, 2002.	Exhibit 4.4 to the Form S-3 filed on February 26, 2003 (333-103451)
4.5	Amendment No. 3 Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of July 31, 2003.	Exhibit 4.12 to the 2004 Form 10-K filed on March 16, 2005 (000-22739)
4.6	Amendment No. 4 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of December 15, 2004.	Exhibit 4.13 to the 2004 Form 10-K filed on March 16, 2005 (000-22739)
4.7	Registration Rights Agreement dated as of March 30, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers.	Exhibit 4.3 to the Current Report on Form 8-K filed on April 4, 2005 (000-22739)
4.8	Trust Indenture, dated as of August 16, 2000, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.	Exhibit 4.1 to the Current Report on Form 8-K filed on October 6, 2005 (000-22739)
4.9	Supplement No. 1 to Trust Indenture, dated as of January 25, 2002, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.	Exhibit 4.2 to the Current Report on Form 8-K filed on October 6, 2005 (000-22739)
4.10	Supplement No. 2 to Trust Indenture, dated as of November 15, 2002, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.	Exhibit 4.3 to the Current Report on Form 8-K filed on October 6, 2005 (000-22739)
4.11	Supplement No. 3 to Trust Indenture, dated as of December 14, 2004, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.	Exhibit 4.4 to the Current Report on Form 8-K filed on October 6, 2005 (000-22739)
4.12	Supplement No. 4 to Trust Indenture, dated September 30, 2005, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.	Exhibit 4.5 to the Current Report on Form 8-K filed on October 6, 2005 (000-22739)
4.13	Form of United States Government Guaranteed Ship Financing Bonds, Q4000 Series 4.93% Sinking Fund Bonds Due February 1, 2027.	Filed as Exhibit A to Exhibit 4.23 (000-22739)
4.14	Form of Third Amended and Restated Promissory Note to United States of America.	Exhibit 4.6 to the Current Report on Form 8-K filed on October 6, 2005 (000-22739)

4.15	Indenture dated as of March 12, 2012 between Helix Energy Solutions Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.	Exhibit 4.1 to the Current Report on Form 8-K filed on March 12, 2012 (001-32936)
4.16	Form of 3.25% Convertible Senior Note due 2032.	Filed as Exhibit A to Exhibit 4.15 (000-32936)
4.17
Credit Agreement dated June 19, 2013 by and among Helix Energy Solutions Group, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, and other lender parties named thereto.
Exhibit 4.1 to the Current Report on Form 8-K filed on June 19, 2013 (001-32936)
4.18
Credit Agreement dated September 26, 2014, by and among Helix Q5000 Holdings S.à r.l., Helix Vessel Finance S.à r.l. and Nordea Bank Finland PLC, London Branch as administrative agent and collateral agent, together with the other lenders party thereto.
Exhibit 4.1 to the Current Report on Form 8-K filed on September 30, 2014 (001-32936)
4.19	Form of Senior Debt Indenture	*
4.20	Form of Subordinated Debt Indenture	*
4.21	Form of Senior Note	*
4.22	Form of Subordinated Note	*
4.23	Form of Warrant Agreement	*
4.24	Form of Warrant Certificate	*
5.1	Opinion of Locke Lord LLP	Filed herewith.
12.1	Statement regarding computation of ratio of earnings to fixed charges	Filed herewith.
12.2	Statement regarding computation of ratio of earnings to combined fixed charges and preferred dividends	Filed herewith.
23.1	Consent of Ernst & Young LLP	Filed herewith.
23.2	Consent of Deloitte & Touche LLP (Deepwater Gateway, LLC)	Filed herewith.
23.3	Consent of Deloitte & Touche LLP (Independence Hub, LLC)	Filed herewith.
23.4	Consent of Locke Lord LLP (included in Exhibit 5.1)	Filed herewith.
24.1	Powers of Attorney (included on the signature pages of this Registration Statement)	Filed herewith.
25.1	Form T-1 Statement of Eligibility of Trustee	**

*    To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**  To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.